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                                                                    EXHIBIT 10.2

                              DOMINION HOMES, INC.

                   2003 STOCK OPTION AND INCENTIVE EQUITY PLAN

                                  1.00 PURPOSE

This Plan is intended to foster and promote the long-term financial success of the Company and to materially increase shareholder value [1] by providing Employees and Eligible Directors an opportunity to acquire an ownership interest in the Company and [2] by enabling the Company to attract and retain the services of outstanding Employees and Eligible Directors upon whose judgment, interest and special efforts the successful conduct of the Company's business is largely dependent.

                                2.00 DEFINITIONS

When used in this Plan, the following terms have the meanings given to them in this section unless another meaning is expressly provided elsewhere in this document or clearly required by the context. When applying these definitions, the form of any term or word will include any of its other forms.

2.01      Act. The Securities Exchange Act of 1934, as amended.

2.02 Affiliated SAR. An SAR that is granted in conjunction with an Option and which is always deemed to have been exercised at the same time that the related Option is exercised. The deemed exercise of an Affiliated SAR will not reduce the number of shares of Stock subject to the related Option, except to the extent of the exercise of the related Option.

2.03      Annual Meeting. The annual meeting of the Company's shareholders.

2.04 Award. Any Incentive Stock Option, Nonstatutory Stock Option, Performance Share, Performance Unit, Restricted Stock and Stock Appreciation Right issued under the Plan. During any single Plan Year, no Participant may be granted SARs affecting more than 50,000 shares of Stock allocated to the Plan (adjusted as provided in Section 5.03) and Options affecting more than 50,000 shares of Stock allocated to this Plan (adjusted as provided in Section 5.03), including Options and SARs that are cancelled [or deemed to have been cancelled under Treas. Reg. Section 1.162-27(e)(2)(vi)(B)] during the Plan Year issued.

2.05      Award Agreement. The written agreement described in Section 4.03.

2.06 Beneficiary. The person a Member designates to receive (or exercise) any Plan benefits (or rights) that are unpaid (or unexercised) when he or she dies. A Beneficiary may be designated only by following the procedures described in Section 13.02; neither the Company nor the Committee is required to infer a Beneficiary from any other source.

2.07      Board. The Company's Board of Directors.

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2.08      Cause. Unless the Committee specifies otherwise in the Award
Agreement, with respect to any Member:

          [1]       Any unauthorized disclosure of the Company's or any
          Subsidiary's business practices or accounts to a competitor that results in serious damage to the Company;

          [2]       Willful and wrongful misappropriation of funds, property or rights of the Company or any Subsidiary that results in serious damage to the Company or any Subsidiary;

          [3]       Willful and wrongful destruction of business records or
          other property that results in serious damage to the Company or any Subsidiary;

          [4]       Conviction of a felony involving moral turpitude;

          [5]       Conviction of a misdemeanor involving moral turpitude but
          only if the conviction arose as part of a plea bargain and relates to acts that were originally charged as felonies;

          [6]       Gross and willful misconduct that results in serious damage to the Company or any Subsidiary;

          [7]       Material breach of, or inability to perform, regularly
          assigned duties, other than by reason of disability (as defined in the Company's short-term disability plan); or

          [8]       A Member's failure to return to active employment with the
          Company or any Subsidiary within 30 days after the end of any disability (as defined in the Company's short-term disability plan) but only if that period ends before the Member's Retirement.

2.09      Change in Control. The occurrence of any of the following events:

          [1]       Douglas Borror and David Borror both cease to be members of the Company's Board of Directors; or

          [2]       Any direct or indirect acquisition by a "person," including a "group" [as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended ("Act")] after which the "person" or "group" is the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing more than 40 percent of the combined voting power of the Company's then outstanding securities; provided, however, that "person" or "group" will not include [a] the Company, [b] any entity under common control with the Company (within the meaning of Code
          Section 414), [c] BRC Properties Inc. or any of its shareholders or members of the family (as defined in Code Section 318) of Donald Borror or [d] any employee benefit plan of any entity described in
          Section 2.09[2][a], [b] and/or [c] of this definition; or

          [3]       The adoption or authorization by the shareholders of the
          Company of a definitive agreement or a series of related agreements [a] for the merger or other business combination of the Company with or into another entity in which the shareholders of the Company immediately before the effective date of that merger or other business combination own less

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          than 50 percent of the voting power in the entity immediately after the effective date of that merger or other business combination or [b] for the sale or other disposition of all or substantially all of the assets of the Company; or

          [4]       The adoption by the shareholders of the Company of a plan
          relating to the liquidation or dissolution of the Company.

2.10 Change in Control Price. The highest price per share of Stock offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of events not related to a transfer of Stock, the highest Fair Market Value of a share of Stock on any of the 30 consecutive trading days ending on the last trading day before the Change in Control occurs.

2.11 Code. The Internal Revenue Code of 1986, as amended, and any regulations issued under the Code and any applicable regulations or rulings issued under the Code.

2.12      Committee.

          [1]       In the case of Awards to Eligible Directors, the Board; or

          [2]       In the case of all other Awards, the Board's Compensation
          Committee which also constitutes a "compensation committee" within the meaning of Treas. Reg. Section 1.162-27(c)(4). The Committee will be comprised of at least three persons [a] each of whom is [i] an outside director, as defined in Treas. Reg. Section 1.162-27(e)(3)(i), and [ii] a "non-employee" director within the meaning of Rule 16b-3 under the Act and [b] none of whom may receive remuneration from the Company or any Subsidiary in any capacity other than as a director, except as permitted under Treas. Reg. Section 1.162-27(e)(3)(ii).

2.13      Company. Dominion Homes, Inc., an Ohio corporation

2.14 Director Option. A Nonstatutory Stock Option granted to an Eligible Director under Section 6.05.

2.15      Disability. Unless the Committee specifies otherwise in the Award
Agreement:

          [1]       With respect to any Award other than an Incentive Stock
          Option, a Participant's inability due to illness, accident or otherwise to perform his duties for the period of time during which benefits are payable to the Participant under the Company's short-term disability plan, as determined by an independent physician selected by the Committee and reasonably acceptable to the Participant (or to his or her legal representative), provided that the Participant does not return to work on a substantially full-time basis within 30 days after the Company notifies the Participant that his employment is being terminated because of his or her Disability; or

          [2]       With respect to an Incentive Stock Option, as defined in
          Code Section 22(e)(3).

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2.16      Effective Date. The earlier of the date this Plan is adopted by the
Board or the date the Plan is approved by the Company's shareholders.

2.17 Eligible Director. A person who, on an applicable Grant Date [1] is an elected member of the Board (or has been appointed to the Board to fill an unexpired term and will continue to serve at the expiration of that term only if elected by shareholders) and [2] is not an Employee. For purposes of applying this definition, an Eligible Director's status will be determined as of the Grant Date applicable to each affected Award.

2.18 Employee. Any person who, on an applicable Grant Date, is a common law employee of the Company or any Subsidiary and is performing services and to whom the Committee has granted an Award. A worker who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of the Company for any reason and on any basis will be treated as a common law employee only from the date of that determination and will not retroactively be reclassified as an Employee for any purpose of this Plan.

2.19      Exercise Price. The price at which a Member may exercise an Award.

2.20 Fair Market Value. The value of one share of Stock on any relevant date, determined under the following rules:

          [1]       If the Stock is traded on the Nasdaq National Market or on an exchange, the reported "closing price" on the last trading day before the relevant date;

          [2]       If the Stock is traded over-the-counter with no reported
          closing price, the mean between the lowest bid and the highest asked prices on that quotation system on the last trading day before the relevant date; or

          [3]       If neither Section 2.20[1] nor Section 2.20[2] applies, the fair market value as determined by the Committee in good faith.

2.21 Freestanding SAR. An SAR that is not associated with an Option and is granted under Section 9.00.

2.22 Grant Date. The date an Award is granted to a Participant, whether or not an Award Agreement is required.

2.23 Incentive Stock Option. Any Option granted under Section 6.00 that meets the conditions imposed under Code Section 422(b).

2.24 Member. Each Participant and Terminated Participant to whom an Award has been granted and which has not expired under the terms of the Award Agreement or as provided in Section 10.00.

2.25 Nonstatutory Stock Option. Any Option granted under Section 6.00 that is not an Incentive Stock Option.

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2.26      Option. The right granted under the Plan to purchase a share of Stock at a stated price for a specified period of time. An Option may be either [1] an Incentive Stock Option or [2] a Nonstatutory Stock Option.

2.27      Participant. Any Employee or Eligible Director who has not Terminated.

2.28 Performance Goal. The conditions that must be met before an Employee will earn a Performance Share or Performance Unit.

2.29 Performance Period. The period over which the Committee will determine if applicable Performance Goals have been met.

2.30      Performance Share. An Award granted under Section 8.00.

2.31      Performance Unit. An Award granted under Section 8.00.

2.32      Plan. The Dominion Homes, Inc. 2003 Stock Option and Incentive Equity
Plan.

2.33      Plan Year. The Company's fiscal year.

2.34      Prior Plan. The Dominion Homes, Inc. Incentive Stock Plan.

2.35      Restricted Stock. An Award granted under Section 7.00.

2.36 Restriction Period. The period over which the Committee will determine if an Employee has met conditions placed on Restricted Stock.

2.37 Retirement. Unless the Committee specifies otherwise in the Award Agreement, the date an Employee Terminates on or after reaching age 55.

2.38      Stock. A common share, without par value, issued by the Company.

2.39      Stock Appreciation Right (or "SAR"). An Award granted under Section
9.00 that is a Tandem SAR, an Affiliated SAR or a Freestanding SAR.

2.40 Subsidiary. Any corporation, partnership or other form of unincorporated entity of which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock if the entity is a corporation; or of the capital or profits interest, if the entity is a partnership or another form of unincorporated entity.

2.41 Tandem SAR. An SAR that is associated with an Option and which expires when that Option expires or is exercised, as described in Section 9.00.

2.42 Termination or Terminated. Unless the Committee specifies otherwise in the Award Agreement, [1] cessation of the employee-employer relationship between an Employee and the Company and all Subsidiaries for any reason or [2] cessation of an Eligible Director's service on the Board for any reason. However, a Member will not be treated as having Terminated if,

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without interruption, his or her status changes from Employee to Eligible
Director or, if the Company agrees, from Employee or Eligible Director to consultant.

                               3.00 PARTICIPATION

3.01      Employees.

          [1]       Consistent with the terms of the Plan and subject to
          Sections 3.02 and 3.03, the Committee will:

                    [a]       Decide which Employees may become Participants;

                    [b]       Decide which Employees will be granted Awards; and

                    [c]       Specify the type of Award to be granted and the
                    terms upon which an Award will be granted.

          [2]       The Committee may establish different terms and conditions:

                    [a]       For each type of Award;

                    [b]       For each Employee receiving the same type of
                    Award; and

                    [c]       For the same Employees for each Award the Employee
                    receives, whether or not those Awards are granted at different times.

3.02 Eligible Directors. Each Eligible Director will [1] become a Participant on the date he or she becomes an Eligible Director and [2] receive the Awards described in Section 6.05 without any further action by the Committee. However, as of the date an Award is made, the Committee may complete and deliver an Award Agreement to each affected Eligible Director describing the terms of the Award.

3.03 Conditions of Participation. Each Participant receiving an Award agrees

          [1] If required by the Committee, to sign an Award Agreement acknowledging the terms of the Plan and of the Award;

          [2] To be bound by the terms of the Award Agreement and the Plan; and

          [3]       To comply with other conditions imposed by the Committee.

                               4.00 ADMINISTRATION

4.01 Committee Duties. The Committee is responsible for administering the Plan and has all powers appropriate and necessary to that purpose. Consistent with the Plan's objectives, the Committee may adopt, amend and rescind rules and regulations relating to the Plan, to the extent appropriate to protect the Company's interests and has complete discretion to make all other decisions (including whether a Participant has incurred a Disability) necessary or advisable for

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the administration and interpretation of the Plan. Any action by the Committee will be final, binding and conclusive for all purposes and upon all persons.

4.02 Delegation of Ministerial Duties. In its sole discretion and to the extent allowed by law and consistent with Plan objectives, the Committee may delegate any duties associated with the Plan to any person (including employees) that it deems appropriate.

4.03 Award Agreement. At the time any Award is made, the Committee may prepare and deliver an Award Agreement to each affected Participant. The Award
Agreement:

          [1]       Will describe:

                    [a]       The type of Award and when and how it may be
                    exercised;

                    [b]       The effect of exercising the Award; and

                    [c]       Any Exercise Price associated with the Award.

          [2] To the extent different from the terms of the Plan, will describe:

                    [a]       Any conditions that must be met before the Award
                    may be exercised;

                    [b]       Any objective restrictions placed on Restricted
                    Stock, Performance Shares and Performance Units and any performance related conditions and Performance Goals that must be met before those restrictions will be released;

                    [c]       When and how an Award may be exercised; and

                    [d]       Any other applicable terms and conditions
                    affecting the Award.

4.04 Repricing/Settlement. In its sole discretion, the Committee may "reprice" (as defined under rules issued by the Nasdaq National Market or any national securities exchange or system on which shares of Stock are then listed or traded) any Award and may repurchase or settle any outstanding Award for cash at any time and on any basis it believes is appropriate and consistent with the Plan's purposes.

                           5.00 STOCK SUBJECT TO PLAN

5.01 Number of Shares of Stock. Subject to Sections 5.02 and 5.03, the number of shares of Stock subject to Awards under the Plan may not be larger than 500,000. The shares of Stock to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock not reserved for any other purpose.

5.02 Cancelled, Terminated or Forfeited Awards or Awards Settled for Cash. Any Stock subject to an Award that, for any reason, is cancelled, terminated or forfeited or otherwise settled without the issuance of the Stock may again be granted under the Plan.

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5.03      Adjustment in Capitalization. If, after the Effective Date, there is a
Stock dividend or Stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or other similar corporate change affecting Stock, the Committee will adjust as it deems appropriate [1] the number of Awards that may or will be issued to Participants during a Plan Year, [2] the aggregate number of shares of Stock available for Awards under Section 5.01 or subject to outstanding Awards (as well as any share-based limits imposed under this Plan), [3] the respective Exercise Price, number of shares and other limitations applicable to outstanding or subsequently issued Awards and [4] any other factors, limits or terms affecting any outstanding or subsequently issued Awards.

                                  6.00 OPTIONS

6.01 Grant of Options. The Committee may grant Options to Employees and Eligible Directors at any time during the term of this Plan. Options may be either [1] Incentive Stock Options or [2] Nonstatutory Stock Options. However, Options issued to Eligible Directors must always be Nonstatutory Stock Options.

6.02 Option Price. Each Option will bear the Exercise Price the Committee specifies in the Award Agreement. However, in the case of an Incentive Stock Option, the Exercise Price [1] will not be less than the Fair Market Value of a share of Stock on the Grant Date and [2] will be at least 110 percent of the Fair Market Value of a share of Stock on the Grant Date with respect to any Incentive Stock Options issued to an Employee who, on the Grant Date, owns [as defined in Code Section 424(d)] Stock possessing more than 10 percent of the total combined voting power of all classes of Stock.

6.03 Exercise of Options. Subject to the terms of the Plan, Options will be exercisable under the conditions specified in the Award Agreement. However:

          [1]       Any Option to purchase a fraction of a share of Stock will be liquidated as of the date it arises and the Participant will be given cash equal to Fair Market Value multiplied by the fractional share.

          [2]       Unless the Committee specifies otherwise in the Award
          Agreement, no Employee may exercise Options for fewer than the smaller of:

                    [a]       100 shares of Stock; or

                    [b]       The full number of shares of Stock for which
                    Options are then exercisable.

          [3]       No Option may be exercised more than ten years after it is granted (five years in respect of an Incentive Stock Option, if the Employee owns [as defined in Code Section 424(d)] Stock possessing more than 10 percent of total combined voting power of all classes of Stock on the Grant Date).

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6.04      Incentive Stock Options. Notwithstanding anything in the Plan to the contrary:

          [1]       No provision of this Plan relating to Incentive Stock
          Options will be interpreted, amended or altered; nor will any discretion or authority granted under the Plan be exercised, in a manner that is inconsistent with Code Section 422, or, without the consent of any affected Member, to cause any Incentive Stock Option to fail to qualify for the federal income tax treatment afforded under Code Section 421;

          [2]       The aggregate Fair Market Value of the Stock (determined as of the Grant Date) with respect to which Incentive Stock Options are exercisable for the first time by any Member during any calendar year (under all option plans of the Company and all Subsidiaries of the Company) will not exceed $100,000 [or other amount specified in Code
          Section 422(d)]; and

          [3]       No Incentive Stock Option will be granted to any person who is not an Employee on the Grant Date.

6.05      Director Options.

          [1]       On the first business day after each Annual Meeting, each
          Eligible Director will be issued Director Options to purchase 2,500 shares of Stock. The Director Options issued under this section will be reduced (but not below zero) by any options issued for the same purpose under the Prior Plan.

          [2]       Subject to the terms of the Plan and the Award Agreement,
          each Director Option may be exercised at any time during the ten years beginning on the Grant Date.

          [3]       However:

                    [a]        Any Director Option to purchase a fraction of a
                    share of Stock will be liquidated as of the date it arises and the Participant will be given cash equal to Fair Market Value multiplied by the fractional share;

                    [b]       Unless the Committee specifies otherwise in the
                    Award Agreement, no Eligible Director may exercise Director Options for fewer than the smaller of:

                              [i]       100 shares of Stock; or

                              [ii] The full number of shares of Stock for which Director Options are then exercisable.

6.06 Payment for Options. Unless the Committee specifies otherwise in the Award Agreement, the Exercise Price associated with each Option must be paid in cash. However, the Committee may, at any time and in its discretion, develop, and extend to some or all Members, procedures through which Members may pay an Option's Exercise Price, including allowing a Member to tender Stock he or she already has owned for at least six months before the exercise date, either by actual delivery of the previously owned Stock or by attestation, valued at its Fair Market Value on the exercise date, as partial or full payment of the Exercise Price.

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6.07      Transferability of Stock. Unless the Committee specifies otherwise in the Award Agreement, Stock acquired through an Option will be transferable, subject to applicable federal securities laws, the Company's stock trading policy, the requirements of the Nasdaq National Market or any national securities exchange or system on which shares of Stock are then listed or traded or any blue sky or state securities laws.

                              7.00 RESTRICTED STOCK

7.01 Restricted Stock Grants. Subject to the terms of the Plan and the Award Agreement, the Committee may grant Restricted Stock to Employees at any time during the term of this Plan.

7.02 Transferability. Shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Restriction Period. Restricted Stock normally will be held by the Company as escrow agent during the Restriction Period and will be distributed as described in Section 7.03. However, at any time during the Restriction Period, the Committee may, in its sole discretion, issue the Restricted Stock to the Employee in the form of certificates containing a legend describing restrictions imposed on the Restricted Stock.

7.03      Removal of Restrictions. Shares of Restricted Stock will be:

          [1]       Forfeited, if all restrictions have not been met at the end of the Restriction Period and again become available to be granted under the Plan; or

          [2]       Released from escrow and distributed to the affected
          Employee (or any restrictions imposed on the distributed certificate removed) as soon as practicable after the last day of the Restriction Period if all restrictions have then been met.

7.04      Rights Associated with Restricted Stock.  During the Restriction
Period:

          [1]       Employees may exercise full voting rights associated with
          their Restricted Stock; and

          [2]       All dividends and other distributions paid with respect to any Restricted Stock will be held by the Company as escrow agent during the Restriction Period. At the end of the Restriction Period, these dividends will be distributed to the Employee or forfeited as provided in Section 7.03. No interest or other accretion will be credited with respect to any dividends held in this escrow account. If any dividends or other distributions are paid in shares of Stock, those shares will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were issued.

                  8.00 PERFORMANCE SHARES AND PERFORMANCE UNITS

8.01 Performance Shares and Performance Unit Grants. Subject to the terms of the Plan and the Award Agreement, the Committee may grant Performance Shares or Performance Units to Employees at any time during the term of this Plan. However, Performance Shares and Performance Units will be granted to Participants whose compensation is subject to Code Section 162(m) ["Code Section 162(m) Participants"] solely under the terms of Section 8.02, while

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Performance Shares and Performance Units will be granted to Participants who are not Code Section 162(m) Participants solely under the terms of Section 8.03

8.02      Code Section 162(m) Participants.

          [1]       For each Performance Period, the Committee will establish
          the Performance Goal that will be applied to determine the Performance Shares or Performance Units that may be distributed at the end of the Performance Period to any Code Section 162(m) Participant.

          [2]       In establishing each affected Code Section 162(m)
          Participant's Performance Goal, the Committee will consider the relevance of his or her assigned duties and responsibilities to factors that preserve and increase the Company's value. These factors will include:

                    [a]       Increasing sales;

                    [b]       Developing new products and lines of revenue;

                    [c]       Reducing operating expenses;

                    [d]       Increasing customer satisfaction;

                    [e]       Developing new markets and increasing the
                    Company's share of existing markets;

                    [f]       Meeting completion schedules;

                    [g]       Increasing standardized pricing;

                    [h]       Developing and managing relationships with
                    regulatory and other governmental agencies;

                    [i]       Managing cash;

                    [j]       Managing claims against the Company, including
                    litigation;

                    [k]       Identifying and completing strategic acquisitions;
                    and

                    [l]       Increasing the Company's book value.

          [3]       The Committee will make adjustments that appropriately
          reflect:

                    [a]       The effect on any Performance Goal of any Stock
                    dividend or Stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or similar corporate change. This adjustment to the Performance Goal will be made [i] to the extent the Performance Goal is based on Stock, [ii] as of the effective date of the event and [iii] for the Performance Period in which the event occurs. Also, the Committee will make a similar

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                    adjustment to any portion of a Performance Goal that is not based on Stock but which is affected by an event having an effect similar to those just described.

                    [b]       A substantive change in a Code Section 162(m)
                    Participant's job description or assigned duties and responsibilities.

          [4]       Performance Goals will be established and communicated to
          each affected Code Section 162(m) Participant in an Award Agreement no later than the earlier of:

                    [a]       90 days after the beginning of the applicable
                    Performance Period; or

                    [b]       The expiration of 25 percent of the applicable
                    Performance Period.

          [5]       As of the end of each Performance Period, the Committee will certify to the Board the extent to which each Code Section 162(m) Participant has or has not met the Performance Goals established under this section. These Performance Shares or Performance Units will be:

                    [a]       Forfeited, to the extent that Performance Goals
                    have not been met at the end of the Performance Period, and again become available to be granted under the Plan; or

                    [b]       Valued and distributed, in a single lump sum in
                    the form of cash, Stock or a combination of both (as determined by the Committee) as soon as practicable after the last day of the Performance Period, to the extent that related Performance Goals have been met.

8.03 Non-Code Section 162(m) Participants. At its discretion, the Committee may issue Performance Shares and Performance Units to Participants who are not Code Section 162(m) Participants ("Non-Code Section 162(m) Participants") by applying the procedures described in Section 8.02 or on any other basis it deems appropriate. These Performance Shares or Performance Units will be;

          [1]       Forfeited, to the extent that any Performance Goals or other standards (if any) have not been met, and again become available to be granted under the Plan; or

          [2]       Valued and distributed, in a single lump sum in the form of cash, Stock or a combination of both (as determined by the Committee) at a time determined by the Committee, to the extent that related Performance Goals (if any) have been met.

8.04 Rights Associated with Performance Shares and Performance Units. During the Performance Period, and unless any Award Agreement provides otherwise:

          [1]       Employees may not exercise voting rights associated with
          their Performance Shares or Performance Units; and

          [2]       No dividends or other distributions made or declared during the Performance Period will be paid with respect to any Performance Shares or Performance Units.

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                         9.00 STOCK APPRECIATION RIGHTS

9.01 SAR Grants, Subject to the terms of the Plan and the Award Agreement, the Committee may grant Affiliated SARs, Freestanding SARs and Tandem SARs (or a combination of each) to Employees at any time during the term of this Plan.

9.02 Exercise Price. Unless the Committee specifies otherwise in the Award Agreement, the Exercise Price specified in the Award Agreement will:

          [1]       In the case of an Affiliated SAR, not be less than 100
          percent of the Fair Market Value of a share of Stock on the Grant
          Date;

          [2]       In the case of a Freestanding SAR, not be less than 100
          percent of the Fair Market Value of a share of Stock on the Grant Date; and

          [3]       In the case of a Tandem SAR, not be less than the Exercise
          Price of the related Option.

9.03 Exercise of Affiliated SARs. Affiliated SARs will be deemed to be exercised on the date the related Option is exercised. However:

          [1]       An Affiliated SAR will expire no later than the date the
          related Option expires;

          [2]       The value of the payout with respect to the Affiliated SAR will not be more than the Exercise Price of the related Option; and

          [3]       An Affiliated SAR may be exercised only if the Fair Market
          Value of the shares of Stock subject to the related Option is larger than the Exercise Price of the related Option.

9.04 Exercise of Freestanding SARs. Freestanding SARs will be exercisable subject to the terms specified in the Award Agreement.

9.05 Exercise of Tandem SARs. Tandem SARs may be exercised with respect to all or part of the shares of Stock subject to the related Option by surrendering the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable. However:

          [1]       A Tandem SAR will expire no later than the date the related
          Option expires;

          [2]       The value of the payout with respect to the Tandem SAR will not be more than 100 percent of the difference between the Exercise Price of the related Option and the Fair Market Value of a share of Stock subject to the related Option at the time the Tandem SAR is exercised; and

          [3]       A Tandem SAR may be exercised only if the Fair Market Value of a share of Stock subject to the Option is larger than the Exercise Price of the related Option.

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9.06      Settling SARs.

          [1]       A Member exercising a Tandem SAR or a Freestanding SAR will receive an amount equal to:

                    [a]       The difference between the Fair Market Value of a
                    share of Stock on the exercise date and the Exercise Price; multiplied by

                    [b]       The number of shares of Stock with respect to
                    which the Tandem SAR or Freestanding SAR is exercised.

          [2]       A Member will not receive any cash or other amount when
          exercising an Affiliated SAR. Instead, the value of the Affiliated SAR being exercised will be applied to reduce (but not below zero) the Exercise Price of the related Option.

At the discretion of the Committee, the value of any Tandem SAR or Freestanding SAR being exercised will be settled in cash, shares of Stock or any combination of both.

                                10.00 TERMINATION

10.01 Retirement. Unless otherwise specified in the Award Agreement, all Awards that are outstanding (whether or not then exercisable) when a Participant Retires may be exercised at any time before the earlier of [1] the expiration date specified in the Award Agreement or [2] 12 months (three months in the case of Incentive Stock Options) beginning on the Retirement date (or any shorter period specified in the Award Agreement).

10.02 Death or Disability. Unless otherwise specified in the Award Agreement, all Awards that are outstanding (whether or not then exercisable) when a Participant Terminates because of death or Disability may be exercised by the Participant or the Participant's Beneficiary at any time before the earlier of [1] the expiration date specified in the Award Agreement or [2] 12 months beginning on the date of death or Termination because of Disability (or any shorter period specified in the Award Agreement).

10.03 Termination for Cause. Unless otherwise specified in the Award Agreement, all Awards that are outstanding (whether or not then exercisable) if a Participant Terminates for Cause will be forfeited.

10.04 Termination for any Other Reason. Unless otherwise specified in the Award Agreement or subsequently, any Awards that are outstanding when a Participant Terminates for any reason not described in Sections 10.01 through
10.03 and which are then exercisable, or which the Committee has, in its sole discretion, decided to make exercisable, may be exercised at any time before the earlier of [1] the expiration date specified in the Award Agreement or [2] 90 days beginning on the date the Participant Terminates.

10.05 Limits on Exercisability/Forfeiture of Exercised Awards. Regardless of any other provision of this section or the Plan and unless the Committee specifies otherwise in the Award Agreement or the Company subsequently consents in writing, a Member who fails to comply with Section 10.05[3]will:

          [1]       Forfeit all outstanding Awards; and

          [2]       Forfeit all shares of Stock or cash (including dividends
          held in escrow under Sections 7.04[2]) acquired or received by the exercise of any Award, lapse of any restrictions or attainment of any Performance Goals on the date of Termination or within 180 days before and 365 days after Terminating, including any amounts received under a cash settlement described in Section 4.04 but excluding amounts received as a consequence of a Change in Control as described in
          Section 11.00.

          [3]       The forfeiture described in Sections 10.05[1] and [2] will apply if, within the time period described in Section 10.05[2] the Member "competes" with the Company or any Subsidiary. For purposes of this section, "compete" means:

                    [a]       Anywhere in the State of Ohio or in any other
                    state in which the Company or any Subsidiary is conducting business when benefits are paid, the Member, without the written consent of the Company, provides advice with respect to, engages in or directly or indirectly supervises or assists the provision of any service or sale of any product that competes with any service or product of the Company or any Subsidiary; or

                    [b]       Anywhere in any state, the Member accepts
                    employment with, the Member provides advice to, or engages in or directly or indirectly supervises or assists the provision of any service or sale of any product by any person, company, partnership, corporation or other entity that builds homes, develops land or otherwise competes with the Company or any Subsidiary in any market, city or area in which the Company or any Subsidiary conducts business when benefits are paid.

                             11.00 CHANGE IN CONTROL

11.01 Accelerated Vesting and Settlement. Subject to Section 11.02, on the date of any Change in Control:

          [1]       [a] Each Option (other than Director Options) outstanding on the date of a Change in Control (whether or not exercisable) will be cancelled in exchange [i] for cash equal to the excess of the Change in Control Price over the Exercise Price associated with the cancelled Option or, [ii] at the Committee's discretion, for whole shares of Stock with a Fair Market Value equal to the excess of the Change in Control Price over the Exercise Price associated with the cancelled Option and the Fair Market Value of any fractional share of Stock will be distributed in cash, and [b] all related Affiliated and Tandem SARs will be cancelled. However, the Committee, in its sole discretion, may offer the holders of the Options to be cancelled a reasonable opportunity (not longer than 15 days beginning on the date of the Change in Control) to exercise all their outstanding Options (whether or not otherwise then exercisable) by following the exercise procedures described in Section 6.00;

          [2]       All Performance Goals associated with Performance Shares or
          Performance Units will be deemed to have been met on the date of the Change in Control, all Performance

          Periods accelerated to the date of the Change in Control and all outstanding Performance Shares and Performance Units (including those subject to the acceleration described in this subsection) will be distributed in a single lump sum cash payment;

          [3]       All Freestanding SARs will be deemed to be exercisable and will be liquidated in a single lump sum cash payment; and

          [4]      All Restricted Stock will be released from escrow and
          distributed to the affected Employee (or any restrictions imposed on the distributed certificate removed).

11.02 Alternative Awards. Section 11.01 will not apply to the extent that the Committee reasonably concludes in good faith before the Change in Control occurs that Awards will be honored or assumed or new rights substituted for the Award (collectively "Alternative Awards") by the Employee's employer (or the parent or a subsidiary of that employer) immediately after the Change in Control, provided that any Alternative Award must:

          [1]       Be based on stock that is (or, within 60 days of the Change in Control, will be) traded on the Nasdaq National Market or a national securities exchange or system;

          [2]       Provide the Employee (or each Employee in a class of
          Employees) rights and entitlements substantially equivalent to the rights, terms and conditions of each Award for which it is substituted, including an identical or better exercise or vesting schedule and identical or better timing and methods of payment, provided that such substitution of an Award will not constitute a modification, extension or renewal of any Award;

          [3]       Have substantially equivalent economic value to the Award
          (determined at the time of the Change in Control) for which it is substituted; and

          [4]       Provide that, if the Employee's employment is involuntarily
          Terminated without Cause or constructively Terminated by the Employee, any conditions on the Employee's rights under, or any restrictions on transfer or exercisability applicable to, each Alternative Award will be waived or lapse.

For purposes of this section, a constructive Termination means a Termination by an Employee following a material reduction in the Employee's compensation or job responsibilities (when compared to the Employee's compensation and job responsibilities on the date of the Change in Control) or the relocation of the Employee's principal place of employment to a location at least 50 miles from his or her principal place of employment on the date of the Change in Control (or other location to which the Employee has been reassigned with his or her written consent), in each case without the Employee's written consent but only if the material reduction or relocation occurs within 24 months after the Change in Control.

11.03 Director Options. Upon a Change in Control, each outstanding Director Options will be cancelled unless [1] the Stock continues to be traded on an established securities market after the Change in Control or [2] the Eligible Director continues to be a Board member after the Change in Control. In the situations just described, the Director Option will be unaffected by a Change in Control. Any Director Option to be cancelled under the next preceding sentence will be exchanged

[3] for cash equal to the excess of the Change in Control Price over the Exercise Price associated with the cancelled Director Option or [4] at the Committee's discretion, for whole shares of Stock with a Fair Market Value equal to the excess of the Change in Control Price over the Exercise Price associated with the cancelled Director Option and the Fair Market Value of any fractional share of Stock will be distributed in cash. However, the Committee, in its sole discretion, may offer the holders of the Director Options to be cancelled a reasonable opportunity (not longer than 15 days beginning on the date of the Change in Control) to exercise all their outstanding Director Options (whether or not otherwise then exercisable) by following the exercise procedures described in Section 6.00.

11.04 Coordination of Change In Control Benefits. If the sum of the benefits received due to a Change in Control, as described in this section, and those provided under all other plans, programs or agreements between the Participant and the Company or any Subsidiary constitute "excess parachute payments" as defined in Code Section 280G(b)(1), the Company and or Subsidiary will either:

          [1]       Reimburse the Participant for the amount of any excise tax due under Code Section 4999 (but not for any income taxes or additional excise taxes associated with this initial payment), if this procedure provides the affected Participant with an after-tax amount that is larger than the after-tax amount produced under Section 11.04[2]; or

          [2]       Reduce the amounts paid to the Participant under this Plan so that his or her total "parachute payment" as defined in Code
          Section 280G(b)(2)(A) under this and any all other plans, programs or agreements between the Participant and the Company or Subsidiary will be $1.00 less than the amount that would be an "excess parachute payment," if this procedure provides the Participant with an after-tax amount that is larger than the after-tax amount produced under Section 11.04[1].

              12.00 AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

The Board or the Committee may terminate, suspend or amend the Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by [1] Rule 16b-3 under the Act, or any successor rule or regulation, [2] applicable requirements of the Code or [3] the Nasdaq National Market or any securities exchange, market or other quotation system on or through which the Company's securities are listed or traded. Also, no Plan amendment may [4] result in the loss of a Committee member's status as a "non-employee director" as defined in Rule 16b-3 under the Act, or any successor rule or regulation, with respect to any employee benefit plan of the Company, [5] cause the Plan to fail to meet requirements imposed by Rule 16b-3 or [6] without the consent of the affected Member, adversely affect any Award issued before the amendment, modification or termination.

                               13.00 MISCELLANEOUS

13.01 Assignability. Except as described in this section, an Award may not be transferred except by will or the laws of descent and distribution and, during the Member's lifetime, may be exercised only by the Member, the Member's guardian or legal representative. However, with the permission of the Committee, a Member or a specified group of Members may transfer Awards (other than Incentive Stock Options) to a revocable inter vivos trust, of which the Member is the settlor, or may transfer Awards (other than an Incentive Stock Option) to any member of the Member's immediate family, any trust, whether revocable or irrevocable, established solely for the benefit of the Member's immediate family, any partnership or limited liability company whose only partners or members are members of the Member's immediate family or an organization described in Code Section 501(c)(3) ("Permissible Transferees"). Any Award transferred to a Permissible Transferee will continue to be subject to all of the terms and conditions that applied to the Award before the transfer and to any other rules prescribed by the Committee. A Permissible Transferee [other than an organization described in Code Section 501(c)(3)] may not retransfer an Award except by will or the laws of descent and distribution and then only to another Permissible Transferee.

13.02 Beneficiary Designation. Each Member may name a Beneficiary or Beneficiaries (who may be named contingently or successively) to receive or to exercise any vested Award that is unpaid or unexercised at the Member's death. Each designation made will revoke all prior designations made by the same Member, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If a Member has not made an effective Beneficiary designation, the deceased Member's Beneficiary will be his or her surviving spouse or, if none, the deceased Member's estate. The identity of a Member's designated Beneficiary will be based only on the information included in the latest beneficiary designation form completed by the Member and will not be inferred from any other evidence.

13.03 No Guarantee of Employment or Participation. Nothing in the Plan may be construed as:

          [1]       Interfering with or limiting the right of the Company or any
          Subsidiary to Terminate any Employee's employment at any time;

          [2]       Conferring on any Participant any right to continue as an
          employee or director of the Company or any Subsidiary;

          [3]       Guaranteeing that any common-law employee will be selected to be a Participant; or

          [4]       Guaranteeing that any Member will receive any future Awards.

13.04     Tax Withholding.

          [1]       The Company will withhold from other amounts owed to the
          Member, or require a Member to remit to the Company, an amount sufficient to satisfy federal, state and local withholding tax requirements on any Award, exercise or cancellation of an Award or purchase of Stock. If these amounts are not to be withheld from other payments due to the Member (or if there are no other payments due to the Member), the Company will defer payment of cash or issuance of shares of Stock until the earlier of:

                    [a]       Thirty days after the settlement date; or

                    [b]       The date the Member remits the required amount.

          If the Member has not remitted the required amount within 30 days after the settlement date, the Company will permanently withhold from the value of the Awards to be distributed the minimum amount required to be withheld to comply with applicable federal, state and local income, wage and employment taxes and distribute the balance to the Member.

          [2]       In its sole discretion, which may be withheld for any reason or for no reason, the Committee may permit a Member to elect, subject to conditions the Committee establishes, to reimburse the Company for this tax withholding obligation through one or more of the following methods:

                    [a]       By having shares of Stock otherwise issuable under
                    the Award withheld by the Company (but only to the extent of the minimum amount that must be withheld to comply with applicable state, federal and local income, employment and wage tax laws);

                    [b]       By delivering to the Company previously acquired
                    shares of Stock that the Member has owned for at least six months;

                    [c]       By remitting cash to the Company; or

                    [d]       By remitting a personal check immediately payable
                    to the Company.

13.05 Indemnification. Each individual who is or was a member of the Committee or of the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or failure to take action under the Plan as a Committee member and against and from any and all amounts paid, with the Company's approval, by him or her in settlement of any matter related to or arising from the Plan as a Committee member or paid by him or her in satisfaction of any judgment in any action, suit or proceeding relating to or arising from the Plan against him or her as a Committee member, but only if he or she gives the Company an opportunity, at its own expense, to handle and defend the matter before he or she undertakes to handle and defend it in his or her own behalf. The right of indemnification described in this section is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under the Company's organizational documents, by contract, as a matter of law or otherwise.

13.06 No Limitation on Compensation. Nothing in the Plan is to be construed to limit the right of the Company to establish other plans or to pay compensation to its employees or directors, in cash or property, in a manner not expressly authorized under the Plan.

13.07 Requirements of Law. The grant of Awards and the issuance of shares of Stock will be subject to all applicable laws, rules and regulations and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Also, no shares of Stock will be issued under the Plan unless the Company is satisfied that the issuance of those shares of Stock will comply with applicable federal and state securities laws.

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Certificates for shares of Stock delivered under the Plan may be subject to any stock transfer orders and other restrictions that the Committee believes to be advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, the Nasdaq National Market or any stock exchange or other recognized market or quotation system upon which the Stock is then listed or traded, or any other applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this section.

13.08 Term of Plan. The Plan will be effective upon its adoption by the Board and approval by the affirmative vote of the holders of at least a majority of the common shares issued and outstanding as of the record date for the first Annual Meeting occurring after the Board approves the Plan. Subject to Section 12.00, the Plan will continue until the tenth anniversary of the Effective Date.

13.09 Governing Law. The Plan, and all agreements hereunder, will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the State of Ohio.

13.10 No Impact on Other Benefits. Plan Awards are incentives designed to promote the objectives described in Section 1.00. Also, Awards are not compensation for purposes of calculating a Member's rights under any other employee benefit plan.

13.11 Effect on Prior Plan. Upon shareholder approval of the Plan, the Prior Plan will terminate; however, all outstanding Awards at the time of termination will continue to be governed by the rights and terms of the Prior Plan until exercised or forfeited.